SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934




     Date of Report (date of earliest event reported): August 16, 1997


                    CODED COMMUNICATIONS CORPORATION
          (Exact name of registrant as specified in its charter)



      Delaware                      0-17574              33-0580412
(State or other jurisdiction  (Commission File No.)   (IRS Employer
  of incorporation)                                    Identification No.)



1939 Palomar Oaks Way,        Carlsbad, California       92009

         (Address of principal executive offices)  (Zip Code)


    Registrant's telephone number, including area code:(619) 431-1945









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	Item 5.  Other Events

		Coded Communications Corporation (the "Registrant") has named Miguel Vildosola to its board of directors, effective
August 15, 1997.

	Mr. Fernando Pliego, a director of the Registrant since September 1996, resigned from the board of directors on August 15, 1997 effective with the appointment of Mr. Vildosola as a director. Mr. Pliego will continue to serve the Registrant as its Director of International Sales.

                           SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



September 2, 1997                CODED COMMUNICATION CORPORATION
      Date                            Registrant


                                 By:/s/  Steven Borgardt
                                         Steven Borgardt
                                         Vice President Finance












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